SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Waste Management, Inc. (the “Company”) held on May 10, 2013, a total of 416,764,976 shares of the Company’s common stock, out of a total of 465,847,136 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The proposals set forth below were voted on by the Company’s stockholders at the Annual Meeting. Each of the director nominees listed under proposal 1 were elected, and each of proposals 2 and 3 were approved by the Company’s stockholders. Each of stockholder proposals 4, 5 and 6 were not approved by the Company’s stockholders.

1.	Election to the Company’s Board of Directors of the following eight director nominees:

Name	Number of Affirmative Votes	Number of Negative Votes	Abstentions	Broker Non-Votes
Bradbury H. Anderson	343,019,104	2,101,878	526,265	71,117,729
Frank M. Clark, Jr.	342,337,848	2,785,867	523,532	71,117,729
Patrick W. Gross	285,872,344	59,154,409	620,494	71,117,729
Victoria M. Holt	343,107,549	2,029,689	510,009	71,117,729
John C. Pope	319,896,845	25,225,321	525,081	71,117,729
W. Robert Reum	342,728,043	2,388,692	530,512	71,117,729
David P. Steiner	339,530,802	5,446,581	669,864	71,117,729
Thomas H. Weidemeyer	343,520,247	1,555,866	571,134	71,117,729

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstentions
412,531,628	3,544,973	688,375

3.	Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2013 proxy statement:

For	Against	Abstentions	Broker Non-Votes
335,263,964	6,947,680	3,435,603	71,117,729

4.	Stockholder proposal regarding senior executives holding a significant percentage of equity awards until retirement:

For	Against	Abstentions	Broker Non-Votes
98,993,709	245,301,106	1,352,432	71,117,729

5.	Stockholder proposal regarding disclosure of political contributions:

For	Against	Abstentions	Broker Non-Votes
112,268,494	187,590,557	45,788,196	71,117,729

6.	Stockholder proposal regarding compensation benchmarking cap:

For	Against	Abstentions	Broker Non-Votes
75,223,420	267,841,807	2,582,020	71,117,729

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: May 14, 2013	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President, General Counsel

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